  Exhibit 99.1

OPENALPR TECHNOLOGY, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2018 and 2017

Independent Auditors’ Report

Board of Directors and Stockholders of
OpenALPR Technology, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of OpenALPR Technology, Inc., which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OpenALPR Technology, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
BD & Company, Inc.
Owings Mills, MD
May 6, 2019

OpenALPR Technology, Inc.
Balance Sheets
December 31, 2018 and 2017

	2018	2017
ASSETS

CURRENT ASSETS
Cash	$1,230,512	$303,714
Accounts receivable, net	218,734	28,053
Prepaid expenses and other	7,559	-
Total current assets	1,456,805	331,767

PROPERTY AND EQUIPMENT
Software	85,800	85,800
Less: accumulated amortization	(61,490)	(44,140)
Total property and equipment	24,310	41,660
TOTAL ASSETS	$1,481,115	$373,427

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$162,458	$1,897
Accrued salaries, wages and related benefits	14,592	16,907
Deferred revenue	123,468	44,997
Total current liabilities	300,518	63,801
TOTAL LIABILITIES	300,518	63,801

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, 1,000 shares authorized, issued and outstanding as of December 31, 2018 and 2017	10	10
Additional paid-in capital	125,206	125,206
Retained earnings	1,055,381	184,410
TOTAL STOCKHOLDERS' EQUITY	1,180,597	309,626
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,481,115	$373,427

The accompanying notes are an integral part of these financial statements.

OpenALPR Technology, Inc.
Statements of Operations
For the Years Ended December 31, 2018 and 2017

	2018	2017
NET SALES	$1,816,075	$430,689

OPERATING COSTS AND EXPENSES
Salaries and related expenses	380,564	227,238
Selling, general and administrative expenses	344,627	46,145
Total operating costs and expenses	725,191	273,383
NET INCOME	$1,090,884	$157,306

The accompanying notes are an integral part of these financial statements.

OpenALPR Technology, Inc.
Statements of Changes in Stockholders’ Equity
For the Years Ended December 31, 2018 and 2017

	Shares of Common Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders' Equity
Balance as of January 1, 2017	1,000	$10	$125,206	$27,104	$152,320
Repurchase of Stock - 200 shares at $0.01 par value	(200)	(2)	-	-	(2)
Issuance of stock - 200 Shares at $0.01 per share	200	2	-	-	2
Net income	-	-	-	157,306	157,306
Balance as of December 31, 2017	1,000	10	125,206	184,410	309,626
Repurchase of stock - 100 Shares at $0.01 per share	(100)	(1)	-	-	(1)
Issuance of stock - 100 Shares at $0.01 per share	100	1	-	-	1
Distributions - net	-	-	-	(219,913)	(219,913)
Net income	-	-	-	1,090,884	1,090,884
Balance as of December 31, 2018	1,000	$10	$125,206	$1,055,381	$1,180,597

The accompanying notes are an integral part of these financial statements.

OpenALPR Technology, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2018 and 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,090,884	$157,306
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	17,350	17,160
Allowance for doubtful accounts	21,560	-
Changes in operating assets and liabilities:
Accounts receivable	(212,242)	(23,333)
Prepaid expenses and other	(7,559)	-
Accounts payable and accrued liabilities	160,562	(1,225)
Accrued salaries, wages and related benefits	(2,315)	16,907
Deferred revenue	78,471	27,852
Net cash provided by operating activities	1,146,711	194,667
CASH FLOWS FROM FINANCING ACTIVITIES
Majority stockholder contribution and (distribution)	(219,913)	-
Net cash (used in) financing activities	(219,913)	-
NET CHANGE IN CASH	926,798	194,667
CASH AT BEGINNING OF YEAR	303,714	109,047
CASH AT END OF YEAR	$1,230,512	$303,714

The accompanying notes are an integral part of these financial statements.

OpenALPR Technology, Inc.
Notes to Financial Statements
December 31, 2018 and 2017

NOTE 1 – ORGANIZATION AND BUSINESS ACTIVITY

OpenALPR Technology, Inc. (“OpenALPR” or the “Company”), is an S Corporation organized in the state of Florida on June 5, 2015 and headquartered in Boston, Massachusetts.

OpenALPR provides Automatic License Plate Recognition software used by both law enforcement and commercial clients to analyze digital images and video streams to identify license plates. License plate information, along with vehicle make, model, color, and direction of travel, are converted to data in real time, with the capability for recognition of thousands of plates per hour depending on hardware configuration. The OpenALPR software uses artificial intelligence to extract information from video streams and images.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at estimated net realizable value. The Company's payment terms vary by type of services offered. For services purchased through the Company’s website, payment is due by credit card at the time of purchase; all other sales are billed and collected subsequent to the sale. The Company determined that an allowance of $21,560 and $0 was required at December 31, 2018 and 2017, respectively. Unbilled receivables were $162,540 and $0 as of December 31, 2018 and 2017, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk include cash and accounts receivable. Concentrations of credit risk with respect to accounts receivable are minimal due to the collection history and the ongoing relationships with the Company’s client base. The Company limits its credit risk with respect to cash by maintaining cash balances with high-quality financial institutions. At times, the Company’s cash may exceed U.S. Federally insured limits.

Software Capitalization

At the date of the Company’s incorporation, the majority stockholder, in addition to transferring cash of $36,763, transferred the internally developed OpenALPR intellectual property (IP), which is held for sale, with a value of $85,800. Since the transfer, all costs related to maintaining and enhancing the OpenALPR IP has been expensed as incurred.

The capitalized software cost is being amortized over five years. Amortization expense related to the software for the years ended December 31, 2018 and 2017 was $17,350 and $17,160, respectively.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the transaction price is fixed or determinable and collectability of the related revenue is reasonably assured. The Company recognizes sales revenue, net of sales fees and discounts.

Revenue is generated through the sale of the following services or products:

●
On-Premises software designed for hosting on a private network and for software developers building custom applications with embedded license plate recognition. The solution includes a web server, self-managed database, and access to a cross-platform application programming interface (API). Customers are typically billed a one-time fee for the purchase of on-premises software and revenue is recognized upon delivery of the perpetual software license.
●
OpenALPR Cloud Stream designed to enable automatic license plate and vehicle recognition with any internet protocol camera. The software is installed on the customer’s local computer hardware to recognize license plates and the results are displayed on a web portal which can be accessed from anywhere. Customers typically pay upfront by credit card on a month-to-month basis. Alternatively, customers may prefer to be billed upfront for a minimum of one year of services and pay within set payment terms. Revenue is recognized monthly over the period of the service term for OpenALPR Cloud Stream.
●
OpenALPR Cloud API designed as a web service running in the cloud that analyzes images of vehicles and responds with license plate data, as well as vehicle color, make, model, and body type. Customers typically pay upfront by credit card on a month-to-month basis. Alternatively, customers may prefer to be billed upfront for a minimum of one year of services and pay within set payment terms. Revenue is recognized monthly over the period of the service term for OpenALPR Cloud API.
●
OpenALPR’s Forensic Plate Finder utility is designed to enable license plates to be detected and recognized from video and still image files. Customers are typically billed a one-time fee for this solution and revenue is recognized upon delivery of the software license.
●
The Company provides software updates to its customers through maintenance service agreements. Revenue from maintenance services is recognized over the period of the service term.
●
The Company also provides training and consulting services to its customers. Revenue from these services is recognized when the services are provided.

Operating Costs

The Company does not currently lease any office facilities, as all OpenALPR employees and contractors operate out of their own home offices. All communication and support activities are handled through the Company’s cloud and web services. The founder and chief executive officer of the Company has actively participated in OpenALPR since the Company’s inception and has been paid salaries of $32,000 and $5,000 for the years ended December 31, 2018 and 2017, respectively.

Advertising Costs

Advertising costs are charged to selling, general and administrative expenses as incurred. The Company incurred $19,735 and $4,016 in advertising costs for the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The Company has elected to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry back as a deduction. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income or include their respective shares of the Company’s net operating loss in their individual income tax returns.

GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by federal, state or local tax authorities. Management has analyzed the tax positions taken and has concluded that, as of December 31, 2018 and 2017, there were no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress and tax years 2015 through 2018 are subject to audit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates include, but are not limited to accounts receivables, accrued salaries and expenses and deferred revenue. Estimates have been prepared on the basis of the most current and best available information and actual results could differ materially from those estimates.

Recent Accounting Pronouncements

Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, as amended (“ASC 606”), updating the accounting guidance related to revenue recognition to clarify the principles for recognizing revenue and replaced all existing revenue recognition guidance in U.S. GAAP with one accounting model. The core principle of the guidance is that an entity should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The updated guidance also requires additional qualitative and quantitative disclosures relating to the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers largely on a disaggregated basis. The standard permits the use of either a retrospective or modified retrospective application. These new accounting standards are effective for annual reporting periods beginning after December 15, 2018. Management is currently evaluating the impact of the adoption of this guidance on the Company’s financial condition, results of operations and cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous guidance. ASU 2016-02 is effective for annual periods beginning after December 15, 2019, although earlier adoption is permitted. In the financial statements in which ASU 2016-02 is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Management is currently evaluating the impact of the adoption of this guidance on the Company’s financial condition, results of operations and cash flows.

NOTE 3 – MAJOR CUSTOMERS AND VENDORS

The Company has several contracts with law enforcement and commercial clients, of which net revenue from two major customers for the year ended December 31, 2018 represented 35% of the total net revenue, as compared to net revenue from five major customers for the year ended December 31, 2017 represented 44% of the total net revenue. The Company also has credit risk with regard to its accounts receivables, as one major customer represent 10% of the accounts receivable balance as of December 31, 2018 and two major customers represent 75% of the accounts receivable balance as of December 31, 2017.

NOTE 4 – EQUITY

The Company has authorized a total of 1,000 shares of $0.01 par value common stock of which 1,000 shares were issued and outstanding at December 31, 2018 and 2017.

On December 29, 2017, the Company entered into a stock purchase agreement which provided an employee the right to purchase 200 shares of the Company’s common stock at a purchase price of $0.01 per share, of which 50 shares vested immediately and 50 shares each would vest generally over the next three years. Concurrent with the stock purchase agreement, the Company repurchased 200 shares of its common stock from the sole stockholder. Under this stockholder purchase agreement, the employee vested an additional 50 shares on January 1, 2018.

The stock purchase agreement also granted the Company the right to repurchase at the purchase price any and all of the unvested shares at the time of the employee’s cessation of service. On June 18, 2018, the employee resigned, and the Company repurchased the 100 shares of unvested stock and issued a notice of redemption to the stockholder. Concurrent with the repurchase of the unvested shares, the Company sold 100 shares of its common stock to the majority stockholder.

During 2018, the majority stockholder contributed $56,796 and received distributions totaling $276,709.

NOTE 5 – BONUS LIABILITY

On October 3, 2018, the Company entered into a verbal agreement with an independent contractor promising $150,000 as a bonus in the form of cash, less any stock options in Rekor Systems, Inc. (formerly known as Novume Solutions, Inc.) (“Rekor”) that he receives in the event Rekor acquires certain assets and liabilities of the Company. This liability is recorded as a selling, general and administrative expense on the statement of operations for the year ended December 31, 2018 and as an accrued expense on the accompanying balance sheet as of December 31, 2018.

NOTE 6 – SALE OF THE COMPANY AND SERVICE AGREEMENT

On October 9, 2018, the Company entered into a Management Services Agreement (the “MSA”) with Rekor, whereby Rekor agreed to provide services to support the continued growth of the Company’s platform. The MSA provides for the Company to compensate Rekor on a time and materials basis for most services and a commission basis for sales of the Company’s products. For the year ended December 31, 2018, the Company and Rekor determined that the compensation in accordance with the MSA was not material.

On November 14, 2018, the Company entered into an Asset Purchase Agreement (“Open ALPR Purchase Agreement”) with Rekor pursuant to which the Company will sell certain assets including software and customer lists, and transfer certain liabilities, as defined (“OpenALPR’s Net Assets”).

On February 15, 2019, the Company entered into Amendment No. 1 to the OpenALPR Purchase Agreement, pursuant to which the parties agreed to amend the components of the original $15,000,000 Base Purchase Price to $7,000,000, subject to adjustment after closing, issue a promissory note in the amount of $5,000,000, and issue 600,000 shares of Rekor common stock, with a stated value of $5 per share, as consideration for the acquisition of OpenALPR’s Net Assets.

On March 8, 2019, the Company entered into Amendment No. 2 to the OpenALPR Purchase Agreement which eliminated the prior purchase price adjustment set forth in the OpenALPR Purchase Agreement, as amended, and replaced it with an adjustment for prepaid maintenance contracts, as defined.

On March 12, 2019, the Company completed the sale of certain assets and liabilities to Rekor Recognition Systems, Inc. (“Rekor Recognition”). Consideration received was as follows: $7,000,000 in cash, subject to adjustment after closing; 600,000 shares of Rekor common stock; and $5,000,000 in a promissory note, which is due and payable on March 11, 2021 and bears interest at 16%, as defined, together with an accompanying warrant to purchase 625,000 shares of Rekor common stock, exercisable over a period of five years, at an exercise price of $0.74 per share, valued at $208,125. The note also requires a premium, if paid before the maturity date, a $250,000 exit fee due at maturity, and compliance with covenants by Rekor.

NOTE 7 – SUBSEQUENT EVENTS

As detailed in Note 6 above, on March 12, 2019, the Company sold certain assets liabilities to Rekor through Rekor Recognition. Effective March 18, 2019, the Company changed its name to ClosedRPLA Holdings, Inc.